EXHIBIT 1.3

                                SELLING AGREEMENT

     This SELLING AGREEMENT made and entered into this _____ day of September, 2000, by and between Futurus Financial Services, Inc. a Georgia corporation (the "Company") and Midsouth Capital, Inc., a South Carolina corporation and registered securities broker-dealer ("Selling Agent").

     IN CONSIDERATION OF the promises herein contained, the Company and the Selling Agent agree as follows:

     1. EMPLOYMENT OF SELLING AGENT. The Company hereby employs the Selling Agent as its non-exclusive agent to sell for its account up to shares of its authorized but unissued common stock (the "Shares") at a price of $10.00 per share (the "Offering").

          1.1 The Selling Agent shall use its best efforts as agent, promptly following the receipt of written notice of the effective date of the Offering, to sell the Common Stock subject to the terms, provisions and conditions herein.

          1.2 This Agreement shall terminate120 days after the effective date of the Offering, or upon the sale of the Shares that are the subject of this Agreement, whichever occurs first, unless the parties agree to extend this Agreement.

          1.3 The Selling Agent shall sell the Shares only in states in which the Offering has been qualified or is determined by the Company to be exempt from qualification. Those states are listed on Exhibit "A" attached.

          1.4 The Selling Agent may offer the shares through securities dealers selected by it and to pay such dealers out of the commissions received by the Selling Agent whatever compensation the Selling Agent may determine.

     2. SUBSCRIPTIONS AND SUITABILITY. The Company shall accept each subscription for Shares sent to the Company by the Selling Agent , subject to the terms and conditions specified in the Company's Registration Statement on Form SB-2, as amended (Registration No. 333-30144) (the "Registration Statement," with part I thereof being the "Prospectus"), if (a) such subscription is accompanied by a subscription agreement and, if required for exemption from qualification, an investor questionnaire in acceptable form and by full payment for the Shares subscribed, (b) the subscription is for a minimum of 100 Shares, (c) the subscriber lives in a state in which the Offering has been qualified or determined to be exempt from qualification, (d) to the extent an exemption from qualification is being relied upon, the subscriber meets any and all exemption requirements as determined by the Company, and (d) the subscriber meets the Company's suitability standards for purchasers.

     3. COMPENSATION. The Selling Agent shall receive a commission of five percent (5%) of the net proceeds of the Shares subscribed for, funded and accepted in accordance with this Agreement and the Company's Registration Statement and for which the subscriber has designated the Selling Agent by completing the "Broker-Dealer Name and Address" section of the subscription forms received by the escrow agent. The Selling Agent and the Company may agree in writing that compensation shall be payable in a mix of cash and shares of Common Stock of the Company. Payment of the commission shall be made at such times as the Shares sold are accepted by and payment in full is received therefor by the escrow agent and released to the Company and in no event later than ten (10) days after the subscription proceeds are released to the Company.


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     4.      DUTIES OF THE COMPANY.  The Company agrees, at its sole expense, to the  following:

          4.1 The Company will promptly advise Selling Agent of any filing with the Securities and Exchange Commission (the "Commission") of the Registration Statement or any amendment or supplement to the Registration Statement, and will provide Selling Agent with at least two (2) business days to review any such amendment or supplement prior to its filing with the Commission if such amendment or supplement concerns this Agreement, or any of the services to be provided by Selling Agent under this Agreement, or the use of any name or recognized trademark of Selling Agent. The Company will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. The Company will advise Selling Agent, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective.

          4.2 The Company will advise the Selling Agent promptly after receiving notice or obtaining knowledge of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any order preventing or suspending the use of any the Prospectus or any amendment or supplement thereto, (ii) the suspension of the qualification of the Shares for offer or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose, or (iii) any request made by the Commission or any securities authority of any other jurisdiction for amending the Registration Statement, for amending or supplementing the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

          4.3 To use its best efforts to cause the securities covered hereby to be qualified for sale, and continue its qualification, under the Blue Sky laws in the states listed on Exhibit "A" and any other states in which the Company, in its sole discretion, may decide to qualify the Shares.

     5. INDEMNIFICATION BY COMPANY. The Company shall and hereby does indemnify, defend and hold the Selling Agent and each person, if any, who is an associated person of the Selling Agent within the meaning of Section 3(18) of the Securities Exchange Act of 1934 ("Associated Person") free and harmless from and against any and all losses, claims, demands, liabilities, and expenses, including reasonable legal expenses incurred by the Selling Agent and any Associated Person in connection with defending any claims or liabilities(whether or not resulting in any liability to the Selling Agent or to any Associated Person), which the Selling Agent or Associated Person may incur under the Securities Act of 1933, as amended (the "Act"), or at common law or otherwise, but only to the extent that the losses, claims, demands, liabilities, and expense arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement and Prospectus, any amendments thereto; (b) any omission or alleged omission to state in the Registration Statement and Prospectus a material fact required to be stated in them or necessary to make the statements in them not misleading;
(c)  any  other  breach  by  the  Company  of  its  duties under this Agreement.

          5.1 The indemnity in this Section 5 shall (a) not apply to any losses, claims, demands, liabilities, or expenses arising out of or based upon any untrue statement or alleged statement of a material fact furnished to the Company by any Selling Agent in writing expressly for use in connection with the Offering, or made by Selling Agent not in reliance upon written information furnished by the Company, and (b) protect the Selling Agent against any liability to which the Selling Agent would otherwise be subject by reason of willful misfeasance or malfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties under this Agreement or any obligations or duties arising from the Selling Agent's status as a broker-dealer under any laws, regulations or rules promulgated by any federal or state government, or self-governing body to which the Selling Agent is a member of or should be a member of.


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          5.2     In  the event that indemnity is properly sought by the Selling
Agent or any Associated Person under this Section 5, the Selling Agent or the Associated Person, as the indemnified party, shall notify the Company in writing of the indemnified action as soon as practicable; whereupon the Company shall have the right to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided, however, that if the defendants in any such action included both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnified party shall have the right to select separate counsel to defend such action on behalf of such indemnified party. After such notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense of any action and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense of the action, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, which separate counsel shall be designated by the Selling Agent in the case of indemnity arising under this Section 5) or (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Nothing in this Section 5 shall preclude an indemnified party from participating at its own expense in the defense of any such action so assumed by the indemnifying party.

          5.3 The Company's indemnity in this Section 5 is expressly conditioned upon notice of any action being sent by the Selling Agent or Associated Person, as the case may be, to the Company, by letter or facsimile (addressed as provided herein), promptly after the commencement of the action against the Selling Agent or Associated Person. Such notice must either be accompanied by copies of papers served or filed in connection with the action or by a statement of the nature of the action to the extent known to the Selling Agent or Associated Person. Failure to notify the Company within a reasonable time of an action shall relieve the Company of its liabilities under this
Section 5, but failure to notify the Company shall not relieve the Company from any direct liability that the Company may have to the Selling Agent otherwise than on account of the indemnity agreement contained in this Section 5

          5.4 The provisions of this Section 5 shall not prejudice any right or rights that the Selling Agent may have against the Company under any statute other than the Act, at common law or otherwise.

          5.5 The indemnity agreements contained in this Section 5 shall survive the termination of the Offering.

     6. INDEMNIFICATION BY SELLING AGENT. The Selling Agent shall and hereby does indemnify, defend and hold harmless the Company against and each person, if any, who is an affiliate or an associate of the Company within the meaning of Rule 405 promulgated under the Act (collectively, an "Affiliated Person") free and harmless from and against any and all losses, claims, demands, liabilities, and expenses, including reasonable legal expenses incurred by the Company and any Affiliated Person in connection with defending any claims or liabilities (whether or not resulting in any liability to the Company or to any Affiliated Person), which the Company or Affiliated Person may incur under any federal or state securities laws, or at common law, or otherwise, for (a) any untrue statement or alleged .untrue statement of a material fact used, issued, published, or put forth by the Selling Agent that was not an authorized, written statement by the Company, or (b) an omission or alleged omission of any material fact required to be stated or necessary to make any statements made by the Selling Agent not misleading.


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          6.1     The  indemnity in this Section 6 shall not protect the Company against any liability to which the Company would otherwise be subject by reason of willful misfeasance or malfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties under this Agreement or the Act.

          6.2 The Selling Agent shall have the same rights and obligations of the indemnifying party set forth in Section 5.2 hereof, and the Company shall have the same rights and obligations of the indemnified party also set forth in
Section 5.2 hereof, with respect to the foregoing indemnification by the Selling Agent.

          6.3 This indemnity is expressly conditioned upon notice of any action being sent by the Company to the Selling Agent, by letter or by facsimile (addressed as provided in this Agreement), promptly after the commencement of the action against the Company. The notice must either be accompanied by copies of papers served or filed in connection with the action or by a statement of the nature of the action to the extent known to the Company. Failure to notify the Selling Agent of any action shall relieve the Selling Agent of its liability under the foregoing indemnity, but failure to notify the Selling Agent shall not relieve the Selling Agent from any direct liability which the Selling Agent may have to the Company or its stockholders otherwise than on account of the indemnity agreement contained in this Section 6.

          6.4 The provisions of this Section 6 shall not in any way prejudice any right or rights that the Company may have against the Selling Agent under any statute other than the Act, at common law or otherwise.

          6.5 The Indemnity agreements contained in this Section 6 shall survive the termination of the Offering.

     7. PAYMENT OF EXPENSES. The Company shall, at its own expense and without expense to the Selling Agent, pay all costs and expenses incident to the Offering, including but without limitation, (a) all expenses in connection with the preparation and printing of any Prospectus, as well as all amendments to it; and (b) all filing fees and costs, original issue taxes, transfer agent's fees, charges, or disbursements connected with the issue and delivery of the securities covered by this Agreement.

     8. CONDITIONS PRECEDENT TO SELLING AGENT'S OBLIGATIONS. The obligations hereunder of the Selling Agent are conditioned upon:

          8.1 The approval by the Selling Agent of the organization and present legal standing of the Company, and of the legality and validity of the authorization and issuance of the issued and outstanding stock of the Company and of the securities to be offered hereunder, which approval shall not be unreasonably withheld.

          8.2 The Company's performance of all the obligations required by it to be performed hereunder and the truth, completeness and accuracy of all statements and representations contained herein or of any financial statements furnished hereunder.

          8.3 No material adverse change occurring in the properties and assets of the Company, other than changes occurring in the ordinary course of business.

          8.4 No substantial claim being made or legal action for substantial amounts being instituted against the Company, and no reasonable basis for a claim or an action of this nature being discovered.

          8.5 The Company not sustaining any loss on account of fire, flood, accident, or calamity of a character that materially adversely affects its business or property, regardless of whether the loss is insured; no litigation being instituted or threatened against the Company of a character required to be disclosed that is not disclosed and that shall materially adversely affect the Company, its business or its property; and no substantial adverse change occurring in the operations or financial condition or credit of the Company or in any conditions affecting the prospects or business of the Company.


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          8.6     The  Selling  Agent  determining, in its sole and uncontrolled discretion, that there has been no substantial change in the financial, political or market conditions or circumstances where the Shares are actively being sold by the Selling Agent that makes it undesirable, impracticable or inadvisable to proceed as a sales agent of the Company.

     9.     MISCELLANEOUS.

          9.1 This Agreement shall inure to the benefit of, and be binding upon, the Company and its directors, officers and Affiliated Persons, and the Selling Agent and its Associated Persons, and their representative successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or with respect hereto, or any provisions contained herein. This Agreement and all of its conditions and provisions are for the sole and exclusive benefit of the foregoing persons and for the benefit of no other person.

          9.2 This writing sets forth the entire agreement between the parties hereto, and no representation, warranty, understanding, or agreement not specifically set forth herein shall be binding upon either party hereto.

          9.3 Any notice required or permitted to be given under or pursuant to this Agreement may be given in writing by depositing the notice in the United States mail, postage prepaid, addressed as follows:


     To  the  Selling  Agent:
     -----------------------
     Midsouth  Capital,  Inc.
     601  Woodlawn  Drive, Suite 300
     Marietta,  GA  30067
     attn:  John D. Margeson. Jr.

     or by facsimile, receipt confirmed by the sending machine, to (770)971-4482

     To  the  Company:
     ----------------

     Futurus  Financial  Services,  Inc.
     281  South  Main  Street,  Suite  105A
     Alpharetta,  GA  30004
     Attn:  William  M.  Butler

     or by facsimile, receipt confirmed by the sending machine, to (770)667-5766

          9.4 This Agreement is made in, intended to be performed substantially within, and interpreted and enforced in accordance with, the laws of the State of Georgia without giving effect to any conflict of laws doctrine.


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          9.5     This Agreement may be signed in one or more counterparts, each signed copy of which shall be deemed to be an original, but which together shall constitute one and the same agreement.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month and year first written above.

                                             FUTURUS FINANCIAL SERVICES, INC.



                                             By:
                                                --------------------------------
                                                William  M.  Butler
                                                President  and  CEO


                                             MIDSOUTH  CAPITAL,  INC.



                                             By:
                                                --------------------------------

                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


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